UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

MONARCH FINANCIAL

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52032	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	– Election of Director

At a regular monthly board of directors meeting held on January 29, 2008, Mr. E. Neal Crawford, Jr. was elected to the Company’s Board of Directors. Mr. Crawford currently serves as Monarch Bank’s Norfolk Region President and has been an officer of Monarch Bank, the Company’s fully-owned and sole subsidiary, since 2003. Mr. Crawford does not currently serve on any committees. His election did not change his current compensation plan or other arrangements related to his employment. It is anticipated Mr. Crawford will be nominated for election at the Company’s May 1, 2008 Annual Meeting of Shareholders.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release on Neal Crawford

The Company’s common stock is traded on the Nasdaq Capital Markets under the symbol MNRK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: February 11, 2008	/s/ Brad E. Schwartz
Brad E. Schwartz, Executive Vice President Chief Financial & Operating Officer